UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico		00926
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Oriental Financial Group Inc. (the “Company”), held on April 25, 2012 (the “Annual Meeting”), the proposals listed below were submitted to a vote of shareholders as set forth in the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting.

Proposal 1 — Election of Directors

The two nominees named in the Proxy Statement, Julian S. Inclan and Pedro Morazzani, were elected as directors to serve for a three-year term. The voting results with respect to each nominee were as follows:

Directors	For	Withheld

Julian S. Inclan	33,987,791	158,605

Pedro Morazzani	34,001,545	144,851

Proposal 2 — Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers, as described in the Proxy Statement, was approved on an advisory basis. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes

33,918,256	172,566	55,574	4,850,976

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accountants for the year ending December 31, 2012 was approved. The voting results were as follows (there were no broker non-votes):

For	Against	Abstain

38,968,769	25,703	2,900

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: May 1, 2012	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and
Secretary of the Board of Directors

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